                             STOCKHOLDERS AGREEMENT


                                     BETWEEN


                            THE SEAGRAM COMPANY LTD.


                                       AND


                      KONINKLIJKE PHILIPS ELECTRONICS N.V.







                            DATED AS OF JUNE 21, 1998
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                                TABLE OF CONTENTS


                                    ARTICLE I
                                   DEFINITIONS

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  1.1   Certain Defined Terms ...........................................      1
  1.2   Other Definitional Provisions ...................................      5
  1.3   Methodology for Calculations ....................................      5

                                   ARTICLE II
                              CORPORATE GOVERNANCE

  2.1   Designee to the Board ...........................................      6
  2.2   Audit Committee .................................................      7
  2.3   Voting ..........................................................      7
  2.4   Irrevocable Proxy ...............................................      8
  2.5   Cooperation .....................................................      8
  2.6   Confidential Information ........................................      9

                                   ARTICLE III
                            TRANSFER OF VOTING SHARES

  3.1   Restrictions on Transfer During Two Years Following Closing .....      9
  3.2   Restrictions on Transfer After Two Years Following Closing ......      9
  3.3   Right of First Offer ............................................     10
  3.4   Permitted Transferees ...........................................     11
  3.5   Required Sale ...................................................     11
  3.6   Notice of Transfer ..............................................     12
  3.7   Compliance with Transfer Provisions .............................     12

                                   ARTICLE IV
                                   STANDSTILL

  4.1   No Acquisitions .................................................     12
  4.2   Other Restrictions ..............................................     12
  4.3   Restrictions Following Any Spin-off .............................     14

                                    ARTICLE V
                            INCIDENTAL REGISTRATIONS

  5.1   Right to Include Registrable Securities .........................     15
  5.2   Company's Ability to Postpone ...................................     16
  5.3   Expenses ........................................................     16
  5.4   Priority in Incidental Registrations ............................     16
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                                   ARTICLE VI
                             REGISTRATION ON REQUEST

   6.1      Request by Holders .......................................        17
   6.2      Expenses .................................................        17
   6.3      Effective Registration Statement .........................        18
   6.4      Selection of Underwriters ................................        18
   6.5      Priority in Requested Registrations ......................        18
   6.6      Company's Ability to Postpone ............................        18
   6.7      Holdback Agreements ......................................        19

                                   ARTICLE VII
                             REGISTRATION PROCEDURES

   7.1      Registration Procedures ..................................        19
   7.2      Information ..............................................        22
   7.3      Discontinuance of Disposition ............................        22
   7.4      Sale by Way of Prospectus ................................        22

                                  ARTICLE VIII
                                 INDEMNIFICATION

   8.1      Indemnification by the Company ...........................        22
   8.2      Indemnification by the Sellers ...........................        23
   8.3      Notices of Claims, Etc ...................................        24
   8.4      Contribution .............................................        24
   8.5      Other Indemnification ....................................        25

                                   ARTICLE IX
                              TERM AND TERMINATION

   9.1      Term .....................................................        25

                                    ARTICLE X
                               GENERAL PROVISIONS

  10.1      Notices ..................................................        26
  10.2      Interpretation ...........................................        27
  10.3      Counterparts .............................................        27
  10.4      Entire Agreement; No Third Party Beneficiaries ...........        27
  10.5      Governing Law ............................................        28
  10.6      Severability .............................................        28
  10.7      Assignment ...............................................        28
  10.8      Submission to Jurisdiction; Waivers ......................        28
  10.9      Enforcement ..............................................        29
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  10.10     Legends ..................................................        30
  10.11     Other Agreements .........................................        31
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                             STOCKHOLDERS AGREEMENT


            STOCKHOLDERS AGREEMENT, dated as of June 21, 1998 (this "AGREEMENT"), between THE SEAGRAM COMPANY LTD., a corporation organized under the laws of Canada (the "COMPANY"), and KONINKLIJKE PHILIPS ELECTRONICS N.V., a corporation incorporated under the laws of The Netherlands, with corporate seat at Eindhoven, The Netherlands ("STOCKHOLDER").

            WHEREAS, upon the terms and subject to the conditions set forth in the Offer Agreement, dated as of the date hereof (the "OFFER AGREEMENT"), among Stockholder, the Company and PolyGram N.V., a corporation incorporated under the laws of the Netherlands, with corporate seat at Baarn, The Netherlands ("POLYGRAM"), the Company has agreed to commence an offer (the "OFFER") to purchase all of the issued and outstanding shares, par value NLG 0.50 per share (the "POLYGRAM SHARES"), of PolyGram for a combination of cash and/or Common Shares (as defined below).

            WHEREAS, Stockholder is the beneficial and record owner of 135,000,000 PolyGram Shares, constituting 75% of the issued PolyGram Shares, and will acquire Common Shares pursuant to the Offer; and

            WHEREAS, as a condition to its willingness to enter into the Offer Agreement and consummate the transactions contemplated thereby, the Company has required Stockholder to enter into this Agreement with respect to its rights and obligations as a holder of Common Shares, effective as of the closing of the Offer (the "CLOSING").

            NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


            1.1  CERTAIN DEFINED TERMS.  As used in this Agreement:

            (a) "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

            (b) "AGREEMENT" means this Stockholders Agreement as it may be amended, supplemented, restated or modified from time to time.

            (c) "APPLICABLE PERCENTAGE" means, at any time, the ratio, expressed as a percentage, of (i) the number of Voting Shares beneficially owned by Stockholder and Stockholder's Permitted Transferees to (ii) the total then outstanding Voting Shares.

            (d) "BENEFICIAL OWNER" or "BENEFICIALLY OWN" has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Voting Shares shall be calculated in accordance with the provisions of such Rule; provided, however, that (i) in determining beneficial ownership for purposes of Section 2.1, a Person shall not be deemed to be the beneficial owner of any Voting Shares (x) which may be acquired by such Person upon the conversion, exchange or exercise of any Voting Share Equivalents or (y) in respect of which such Person does not have a pecuniary interest, and (ii) in determining beneficial ownership for purposes of the other provisions of this Agreement, a Person shall be deemed to be the beneficial owner of any Voting Shares which may be acquired by such Person, whether within 60 days or thereafter, upon the conversion, exchange or exercise of any Voting Stock Equivalents.

            (e) "BOARD" means the Board of Directors of the Company.

            (f) "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York or The Netherlands.

            (g) "COMMON SHARES" means common shares without nominal or par value of the Company and any securities issued in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

            (h) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

            (i) "CURRENT MARKET VALUE" means, with respect to any security, the average of the daily closing prices on the New York Stock Exchange (or such principal exchange or market on which such security may be listed or may trade) for such security for the 20 consecutive trading days commencing on the 22nd trading day prior to the date with respect to which the Current Market Value is being determined. The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the New York Stock Exchange (or such principal exchange or market) or a similar source selected from time to time by the Company for such purpose. In the event such closing prices or bid and asked prices, as applicable, are unavailable, the Current Market Value shall be the Fair Market Value of such security established by a Determination of the Directors.

            (j) "DETERMINATION OF THE DIRECTORS" means, with respect to any matter, a determination made on an informed basis and in good faith, on the basis of such relevant factors as the Directors consider, in their judgment, appropriate, by the vote of a majority of the Directors present at a meeting of the Board if a quorum of the Directors is present at such meeting), or without a meeting if a majority of all Directors consent thereto in writing.

            (k) "DIRECTOR" means any member of the Board.

            (l) "ENCUMBRANCE" means any claim, lien (statutory or other), pledge, option, charge, security interest, encumbrance, mortgage or other rights of third parties of any nature whatsoever.

            (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            (n) "FAIR MARKET VALUE" means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm's-length negotiated transaction without time constraints.

            (o) "GROUP" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

            (p) "HOLDER" means Stockholder or any Permitted Transferee that is the record holder of Registrable Securities.

            (q) "MARKET SALE" means a sale or other transfer which is effected in accordance with the provisions of Rule 144 under the Securities Act.

            (r) "MEI" means Matsushita Electric Industrial Co., Ltd.

            (s) "PECUNIARY INTEREST" has the meaning given such term in Rule 16a-1(a)(2) under the Exchange Act.

            (t) "PERMITTED TRANSFEREE" means any direct or indirect wholly-owned Subsidiary of Stockholder. In addition, Stockholder shall be a Permitted Transferee of its Permitted Transferees.

            (u) "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

            (v) "PRIVATE PLACEMENT" means one or a series of related privately-negotiated Transfers pursuant to which an insurance company, foundation or charitable organization, pension fund or other employee benefit plan, broker dealer, investment company, private investment fund (provided that such private investment fund is not, and will not in connection with such Private Placement be, required to file a Schedule 13D regarding Voting Shares) investment adviser, bank, savings bank, savings association or other financial institution shall acquire up to 4% of the then outstanding Voting Shares or Voting Share Equivalents.

            (w) "REGISTRABLE SECURITIES" means any Common Shares issued pursuant to the Offer Agreement and held by a Holder. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have ceased to be outstanding or (iii) such securities shall have been sold or otherwise Transferred to any Person who is not a Permitted Transferee.

            (x) "REGISTRATION EXPENSES" means any and all expenses incident to the Company's performance of its obligations under Articles V, VI and VII of this Agreement, including (i) all SEC, provincial securities commissions and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Article VII, (v) the out-of-pocket fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance, (vi) the reasonable fees and disbursements of one counsel selected by Stockholder in connection with each such registration or prospectus, and (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the fees and expenses of any special experts retained by the Company in connection with the requested registration or prospectus, but excluding underwriting discounts, fees or commissions, fees and expenses of counsel for the underwriters (except as otherwise set forth in clause (ii) above) and transfer taxes, if any.

            (y) "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

            (z) "SECURITIES ACT" means the Securities Act of 1933, as amended.

            (aa) "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity controlled by such Person directly or indirectly through one or more intermediaries; provided, that for purposes of Article IV, a Person shall be deemed to be "controlled" by another Person if such other Person possesses, directly or indirectly, the power to prohibit the taking of any action by such controlled Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

            (ab) "TRANSFER" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of, any Voting Shares or Voting Share Equivalents or any interest in any Voting Shares or Voting Share Equivalents.

            (ac) "UNDERWRITTEN OFFERING" means the sale of Common Shares for cash in an underwritten public offering or block trade or in an offering effected pursuant to Regulation S under the Securities Act, which, in any case, is designed to effect a broad distribution of such Common Shares in which no purchaser is intended to acquire 4% or more of the Common Shares. Underwritten offering shall also include a sale of debt securities of the Holder or any Permitted Transferee for cash, which debt securities are exchangeable for Common Shares, at the option of the holder or the issuer of such debt securities or as required by the terms of such debt securities, and which sale is effected pursuant to an offering under Rule 144A and Regulation S which is designed to effect a broad distribution of such debt securities in which no purchaser is intended to acquire Voting Share Equivalents equal to or greater than 4% of the Common Shares.

            (ad) "VOTING SHARE EQUIVALENTS" means any warrants, options, rights or securities convertible into, or exchangeable or exercisable for, Voting Shares.

            (ae) "VOTING SHARES" means any securities of the Company the holders of which are generally entitled to vote for members of the Board and any securities issued in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

            1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            1.3 METHODOLOGY FOR CALCULATIONS. For purposes of this Agreement, the Transfer of a Voting Share Equivalent shall be treated as the Transfer of the Voting Shares into which such Voting Share Equivalent can be converted, exchanged or exercised. For purposes of calculating the amount of outstanding Voting Shares as of any date and the amount of Voting Shares beneficially owned by any Person as of any date, the amount of any Voting Shares shall be equal to the number of votes such Voting Shares shall then entitle the holder thereof to cast in an election for members of the Board.

                                   ARTICLE II

                              CORPORATE GOVERNANCE


            2.1 DESIGNEE TO THE BOARD. (a) Effective as of the Closing, the Company agrees to appoint the Chief Executive Officer of Stockholder (the "DESIGNEE") to the Board.

            (b) After the Closing, Stockholder shall be entitled to designate its then Chief Executive Officer as its Designee for nomination for election to the Board for so long as the Applicable Percentage is at least 5%. There shall be no requirement that the Designee or any subsequent Designee be a "resident Canadian" as defined in the Canada Business Corporations Act.

            (c) At any time that Stockholder is entitled to designate a Director hereunder, Stockholder shall be entitled to appoint one ex officio member of the Board, who shall be entitled to notice of and to attend meetings of the Board and to receive all information circulated or made available to the Board. Such ex officio member of the Board shall not be deemed to be a member of the Board for purposes of determining a quorum or for any other purpose, and shall not have the right to vote on any matter voted on by the Board.

            (d) The Company agrees to use its best efforts to cause the election of the Designee to the Board, including nominating such individual to be elected to the Board.

            (e) If the Designee shall cease to serve as the Chief Executive Officer of Stockholder, Stockholder shall cause such individual to promptly resign as a Director, and upon such resignation, Stockholder shall have the right to designate a replacement Designee as provided in the following sentence. In the event that a vacancy in the Board is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of the Designee, Stockholder shall have the right to designate a replacement Designee to fill such vacancy and the Company agrees to use its best efforts to cause such vacancy to be filled as promptly as possible with the replacement Designee, provided that such replacement Designee then serves as the Chief Executive Officer of Stockholder. The Company shall not take any action to cause the removal of the Designee without cause, except (i) if such individual shall cease to serve as the Chief Executive Officer of Stockholder or (ii) pursuant to
Section 2.1(f)(ii). Unless the Company otherwise agrees, Stockholder shall not, and shall use its best efforts to cause the Designee not to, take any action to cause the removal of any Director (other than the Designee) with or without cause. The Designee will be entitled to directors fees to the same extent as other independent directors of the Company. The Designee and the Stockholder's designated ex officio member of the Board will be entitled to be reimbursed by the Company for all reasonable travel and out-of-pocket expenses incurred by the Designee and ex officio member as a result of attending meetings of the Board to the same extent as other independent directors of the Company. For purposes of this paragraph, "cause" shall mean the wilful and continuous failure of a Director to substantially perform such Director's duties to the Company or the wilful engaging by a Director in gross misconduct materially and demonstrably injurious to the Company. Notwithstanding anything to the contrary contained herein, in the event that the Designee is removed from the Board for cause, Stockholder shall have the right to designate an executive officer of Stockholder (who shall be reasonably acceptable to the Company) as a replacement Designee.

            (f) If, at any time, the Applicable Percentage of Stockholder is less than 5%, then:

                      (i) Stockholder shall use its best efforts to cause the Designee to resign from the Board as promptly as practicable;

                     (ii) if the Designee shall not have resigned within 5 days of the event requiring such resignation, the Company may take or cause to be taken all actions necessary to remove the Designee from the Board and any committee of the Board upon which the Designee may be serving and Stockholder shall vote (and cause each of its Affiliates to vote, if applicable) or act by written consent with respect to, all Voting Shares beneficially owned by it and otherwise take or cause to be taken all actions necessary to remove such Designee; and

                    (iii) any ex officio member of the Board or any other committee of the Board designated by Stockholder pursuant to Section 2.1(c) shall cease to be entitled to notice of, or to attend, meetings of the Board or such committee and shall cease to be an ex officio member of the Board.

            2.2 AUDIT COMMITTEE. For so long as Stockholder has an ex officio designee to the Board pursuant to Section 2.1(c), such individual shall be entitled to notice of and to attend meetings of the Audit Committee and to receive all information circulated or made available to the members of the Audit Committee. Such individual shall not be deemed to be a member of the Audit Committee for purposes of determining a quorum or for any other purpose, and shall not have the right to vote on any matter voted on by such committee.

            2.3 VOTING. (a) Stockholder agrees to vote or act by written consent with respect to (and to cause each of its Affiliates that beneficially own Voting Shares to vote or act by written consent with respect to), any Voting Shares beneficially owned by it to cause each of the nominees designated by the Board to be elected to the Board; provided, however, that the foregoing shall not be applicable if the Company has not complied with its obligations under Sections 2.1(a) and 2.1(d).

            (b) In connection with any vote or action by written consent of the shareholders of the Company relating to any matter other than election of Directors, unless the Company otherwise consents in writing, Stockholder agrees to vote or act by written consent with respect to (and to cause each of its Affiliates that beneficially own Voting Shares to vote or act by written consent with respect to), any Voting Shares beneficially owned by it, at Stockholder's option, either proportionately on the same basis as the other holders of Voting Shares so vote or as recommended by the Board; provided, that Stockholder shall be entitled to vote its shares in its discretion (and not in such proportion or as so recommended) with respect to any transaction submitted to holders of Voting Shares pursuant to which Voting Shares beneficially owned by Stockholder or any of its Permitted Transferees will not be entitled to receive (or will not be permitted to elect to receive on an equitable basis with the Voting Shares held by all other shareholders), in such transaction, the same consideration as Voting Shares held by all other shareholders of the Company.

            2.4 IRREVOCABLE PROXY. (a) Prior to any meeting of shareholders of the Company, Stockholder agrees to deliver to the extent required under Section 2.3(a) or 2.3(b), and to cause its Permitted Transferees to deliver, not later than five Business Days following receipt of the Company's request, a duly executed irrevocable proxy to the Company specifying how Stockholder intends to vote as to each matter to be brought before the meeting with respect to all Voting Shares beneficially owned by Stockholder and its Affiliates. Such proxy shall appoint the Chief Executive Officer of the Company and Secretary of the Company as the true and lawful proxies and attorneys-in-fact of Stockholder and its Affiliates as to the matters to be voted at the meeting, shall state that it is irrevocable and shall be voted in accordance with the terms of this Agreement.

            (b) In connection with any proposed action by written consent of the shareholders of the Company, Stockholder agrees that, at the Company's request, it shall, and shall cause its Permitted Transferees to, execute and deliver to the Company a written consent with respect to all Voting Shares beneficially owned by Stockholder and its Affiliates, within 10 days of receipt of such proposed action. Any such written consent shall be made in accordance with the terms of this Agreement.

            (c) If Stockholder (and its Permitted Transferees, if applicable) shall fail to deliver a proxy to the Company by the date described in Section 2.4(a) or a consent to the Company by the date described in Section 2.4(b) or if such proxy (or consent) shall not comply with the terms of this Agreement, or shall be voted in a manner that is contrary to this Agreement, the irrevocable proxies set forth in Section 2.4(d) below shall thereupon be irrevocably activated with respect to the matters to be brought before the meeting or which are subject to the consent, as the case may be.

            (d) In order to secure Stockholder's obligation to vote (or to act or not act by written consent with respect to) all Voting Shares beneficially owned by it and its Permitted Transferees in accordance with the provisions of this Article II, Stockholder, on behalf of itself and its Permitted Transferees, hereby appoints the Chief Executive Officer of the Company and the Secretary of the Company as its true and lawful proxies and attorneys-in-fact, with full power of substitution, to vote (or to act or not act by written consent with respect to) all of the Voting Shares beneficially owned by it and its Permitted Transferees in accordance with the terms of Section 2.3(a) or, as recommended by the Board, with respect to any matter described in Section 2.3(b). The proxies and powers granted pursuant to this Section 2.4 are irrevocable and are coupled with an interest and are given to secure the performance of Stockholder's obligations under this Article II. Such proxies and powers shall survive the bankruptcy, insolvency, dissolution or liquidation of Stockholder.

            2.5 COOPERATION. Stockholder shall, and shall cause its Permitted Transferees that beneficially own Voting Shares to, vote (or act or not act by written consent with respect

to) all of its Voting Shares and take all other necessary or desirable actions within its control (including attending all meetings in person or by proxy for purposes of obtaining a quorum and executing all written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control to effectuate the provisions of this Article II.

            2.6 CONFIDENTIAL INFORMATION. To the extent that MEI is an investor in the Company or its Subsidiaries and has provided confidential and proprietary information or trade secrets of MEI and its Affiliates to the Company or its Subsidiaries, Stockholder understands that access to such information may be restricted by the Company and that the Designee and any ex officio designee of Stockholder may be required to be excluded from Board deliberations to the extent such confidential information is discussed. To the extent that Stockholder has provided confidential and proprietary information or trade secrets of Stockholder and its Affiliates to the Company or its Subsidiaries, the Company understands that access to such information may be restricted by Stockholder and that it may be required to cause any designee of MEI to any board of a subsidiary of the Company to be excluded from board deliberations to the extent such confidential information is discussed.


                                   ARTICLE III

                            TRANSFER OF VOTING SHARES

            3.1 RESTRICTIONS ON TRANSFER DURING TWO YEARS FOLLOWING CLOSING. Without the consent of the Company, during the period commencing on the Closing and ending on the second anniversary thereof, Stockholder agrees not to, and to cause its Permitted Transferees not to, Transfer any Voting Shares beneficially owned by Stockholder or any of its Permitted Transferees except (a) to any Permitted Transferee, (b) as required by Section 3.5 (so long as such Transfer is effected in a manner which would be permitted by Section 3.2 if such Transfer were to occur after the second anniversary of the Closing), or (c) pursuant to a bona fide third party tender offer or exchange offer which was not induced directly or indirectly by Stockholder or any of its Affiliates and (i) which is approved by the Board or (ii) in which Stockholder would be disadvantaged, in any material respect, if Stockholder failed to tender because the offer is a partial tender offer for less than all of the outstanding Common Shares or a tender offer for all Common Shares with no undertaking by the offeror or its Affiliates for a second step or similar "back-end" transaction providing for the same consideration as in the offer; provided, that all conditions to such tender offer (other than the minimum condition) are reasonably likely to be satisfied at the scheduled expiration date and the minimum condition is reasonably likely to be satisfied at the scheduled expiration date for such offer even if Stockholder does not tender (any such offer, a "PERMITTED TENDER OFFER").

            3.2 RESTRICTIONS ON TRANSFER AFTER TWO YEARS FOLLOWING CLOSING. Without the consent of the Company, following the second anniversary of the Closing, Stockholder agrees not to, and to cause its Affiliates not to, Transfer any Voting Shares except (a) to any Permitted Transferee, (b) pursuant to a Permitted Tender Offer, (c) pursuant to an Underwritten Offering, (d) pursuant to a Private Placement or (e) pursuant to a Market Sale.

            3.3 RIGHT OF FIRST OFFER. (a) Any Transfer of Voting Shares by Stockholder or its Permitted Transferees (the proposed transferor, the "TRANSFERRING PARTY") pursuant to a Permitted Tender Offer, an Underwritten Offering, a Private Placement, a Market Sale or otherwise consented to by the Company will be subject to the right of first offer provisions of this Section
3.3. Notwithstanding the foregoing, and subject to compliance with Section 3.4, the provisions of this Section 3.3 shall not apply to any Transfer between Stockholder and any of its Permitted Transferees or between Permitted Transferees.

            (b) Prior to effecting any Transfer, the Transferring Party shall deliver a written notice (the "OFFER NOTICE") to the Company, which Offer Notice shall specify the number or amount and description of the Voting Shares intended to be Transferred and whether such Transfer shall be effected as a Permitted Tender Offer, an Underwritten Offering, a Private Placement or a Market Sale. The Offer Notice shall constitute an irrevocable offer to the Company or its designee, for the period of time described below, to purchase all (but not less than all) of such Voting Shares at the Offer Price (as defined in Section 3.3(c) below), in the case of a Permitted Tender Offer, or at the Current Market Value, in all other cases, in any case plus a gross-up and an indemnification (including, for the avoidance of doubt, any withholding taxes on such gross-up or indemnification) in respect of all applicable Canadian withholding taxes on such purchase.

            (c) For purposes hereof, the "OFFER PRICE" shall mean with respect to any Permitted Tender Offer, the tender offer or exchange offer price per Voting Share taking into account any provisions thereof with respect to proration and any proposed second step or "back-end" transaction. To the extent the Offer Price consists of consideration other than cash or a publicly traded security for which a closing market price is published for each Business Day, such consideration shall be valued by a determination of a nationally recognized investment bank (selected by the Company and reasonably satisfactory to Stockholder) of the Fair Market Value thereof per Voting Share. Notwithstanding anything to the contrary contained in this Section 3.3, the time periods applicable to an election by the Company to purchase the offered securities set forth in Section 3.3(d) shall not be deemed to commence until the determination of the investment bank under this Section 3.3(c) has been made; provided, that, in no event shall any such election be permitted later than 24 hours prior to the latest time by which Voting Shares shall be tendered in order to be accepted pursuant to such offer or to qualify for any proration applicable to such offer if all conditions to such offer (other than the number of shares tendered) are reasonably likely to be satisfied or waived. The Company agrees to use its best efforts to cause the determination of the investment bank under this Section 3.3(c) to be made as promptly as practicable.

            (d) If the Company elects to purchase all or a portion of the offered Voting Shares at the price described in Section 3.3(b), it shall give notice to the Transferring Party if it shall wish to purchase such Voting Shares within 14 days (in the case that the Transferring Party discloses in the Offer Notice that it intends to effect an Underwritten Offering) or 10 days (in the case that the Transferring Party discloses in the Offer Notice that it intends to effect a Market Sale or a Private Placement) of its receipt of the Offer Notice (or in the case of a Permitted Tender Offer, not later than five Business Days prior to the expiration date of such offer; provided, that all conditions to such offer (other than with respect to the number of Voting Shares tendered) are reasonably likely to be satisfied or waived at the scheduled expiration date and the Offer Notice shall have been provided at least ten Business Days prior to the expiration date of such offer). If the Company shall deliver such a notice, it shall constitute a binding obligation, subject to obtaining governmental and other similar required approvals, to purchase the offered Voting Shares, which notice shall include the date set for the closing of such purchase, which date shall be no later than 30 days following the delivery of such election notice, subject to extension to the extent necessary to obtain required governmental approvals and other required approvals which the Transferring Party and the Company shall use their respective best efforts to obtain. Notwithstanding the foregoing, such time periods shall not be deemed to commence with respect to any purported notice that does not comply in all material respects with the requirements of this
Section 3.3(d). The Company may assign its rights to purchase under this Section
3.3 to any Person.

            (e) If the Company does not respond to the Offer Notice within the required response time period or elects not to purchase the offered Voting Shares, the Transferring Party shall be free to complete, with respect to the offered Voting Shares, an Underwritten Offering, Private Placement or Market Sale, or to tender such Voting Shares into a Permitted Tender Offer; provided, that (x) such Transfer is closed within 1 year (in the case of a registered Underwritten Offering) or 6 months (in the case of any other Transfer) after the latest of (A) the expiration of the foregoing required response time periods, or
(B) the receipt by the Transferring Party of the foregoing election notice, and
(y) the price at which the Voting Shares are Transferred must be equal to or higher than the fair market value of such Voting Shares pursuant to a transaction of the type being effected at the time of such Transfer (taking into account any applicable market discounts for such a transaction).

            3.4 PERMITTED TRANSFEREES. Any Permitted Transferee shall be subject to the terms and conditions of this Agreement as if such Permitted Transferee were Stockholder. Prior to the initial acquisition of beneficial ownership of any Voting Shares by any Permitted Transferee, and as a condition thereto, Stockholder agrees (a) to cause such Permitted Transferees to agree in writing with the Company to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (b) that it shall remain directly liable for the performance by the Permitted Transferees of all obligations of such Permitted Transferees under this Agreement. Stockholder agrees not to cause or permit any of the Permitted Transferees to cease to be directly or indirectly wholly-owned by Stockholder so long as such Permitted Transferee beneficially owns any Voting Shares, and if any such Permitted Transferee shall cease to be so wholly-owned, such Permitted Transferee shall automatically upon the occurrence of such event cease to be a "Permitted Transferee" for any purpose under this Agreement. Stockholder agrees not to Transfer any Voting Shares to any Affiliate other than a Permitted Transferee of Stockholder.

            3.5 REQUIRED SALE. If, due to repurchases of Common Shares by the Company at any time following the Closing, the Applicable Percentage exceeds 17-1/2%, then the Company may, at its option, cause Stockholder or any Permitted Transferees to Transfer Voting Shares (subject to Section 4.2) during the 180 day period commencing following notice by the Company of its exercise of such option; provided that such 180 day period shall be extended to the extent Stockholder has made a registration or prospectus request pursuant to Section 6.1 for the period following receipt of notice of the Company's election of its rights under this Section 3.5 until such registration statement has been declared effective and a final prospectus, if applicable, has been receipted, but only if such request shall have been made by Stockholder within 30 days following receipt of such notice. With respect to any Transfer pursuant to this Section 3.5, Stockholder shall select the method or methods of Transfer, which methods shall consist of one or more of the following: a Private Placement, an Underwritten Offering or a Market Sale.

            3.6 NOTICE OF TRANSFER. To the extent Stockholder and any Permitted Transferees shall Transfer any Voting Shares, Stockholder shall, within three Business Days following consummation of such Transfer, deliver notice thereof to the Company.

            3.7 COMPLIANCE WITH TRANSFER PROVISIONS. Any Transfer or attempted Transfer of Voting Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Voting Shares as the owner of such Voting Shares for any purpose.


                                   ARTICLE IV

                                   STANDSTILL

            4.1 NO ACQUISITIONS. (a) Stockholder covenants and agrees with the Company that Stockholder shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, acquire, or agree to acquire, by purchase or otherwise, beneficial ownership of any Voting Shares (except pursuant to the Offer or by way of stock dividends, stock reclassifications or other distributions or offerings made available to holders of Voting Shares generally).

            (b) The provisions of Section 4.1(a) shall terminate in the event
(i) the Board approves a tender offer for 50% or more of the outstanding Voting Shares (provided that if such offer is withdrawn or expires without being consummated, Section 4.1(a) shall be reinstated) or (ii) it is publicly disclosed that Voting Shares representing 33-1/3% of the voting power have been acquired by any Person or Group (other than Stockholder or an Affiliate thereof or any Group in which Stockholder or any Affiliate is a member) which does not own more than 20% of the Voting Shares immediately following the Closing.

            (c) Stockholder represents and warrants that neither it nor any of its Subsidiaries beneficially own any Voting Shares or Voting Share Equivalents as of the date of this Agreement and agrees that, as of the Closing, except for Common Shares issued pursuant to the Offer, neither Stockholder nor any of its Subsidiaries shall beneficially own any Voting Shares or Voting Share Equivalents.

            4.2 OTHER RESTRICTIONS. Except as expressly set forth in Article II, Stockholder covenants and agrees with the Company that Stockholder shall not, and it will cause its Subsidiaries not to, directly or indirectly, alone or in concert with others, unless specifically

                                                                            7 13


requested in writing by the Chief Executive Officer of the Company or by a resolution of a majority of the Directors of the Company, take any of the actions set forth below (or take any action that would require the Company to make an announcement regarding any of the following); provided, however, that Stockholder shall not be required to take any such action as a result of the request of the Company:

            (a) effect, seek, offer, engage in, propose (whether publicly or otherwise) or cause or participate in, or assist any other Person to effect, seek, engage in, offer or propose (whether publicly or otherwise) or participate in:

                  (i) any acquisition of Beneficial Ownership of Voting Shares which would result in a breach of Section 4.1 of this Agreement;

                  (ii) any tender or exchange offer, merger, consolidation, share exchange, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving the Company or any material portion of its business or any purchase of all or any substantial part of the assets of the Company or any material portion of its business; or

                  (iii) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Section 14a- 1(1)(2)(iv) from the definition of "solicitation") with respect to the Company or any of its Affiliates or any action resulting in Stockholder, any of its Subsidiaries, or such other Person becoming a "participant" in any "election contest" (as such terms are used in the proxy rules of the SEC) with respect to the Company or any of its Subsidiaries.

            (b) propose any matter for submission to a vote of shareholders of the Company or any of its Affiliates;

            (c) seek election to, seek to place a representative (other than the Designee) on, or seek the removal of, any Director, except pursuant to Section 2.1;

            (d) except as contemplated by this Agreement, grant any proxy with respect to any Voting Shares;

            (e) except as contemplated by this Agreement, execute any written consent with respect to any Voting Shares;

            (f) form, join or participate in a Group with respect to any Voting Shares or deposit any Voting Shares in a voting trust or subject any Voting Shares to any arrangement or agreement with respect to the voting of such Voting Shares or other agreement having similar effect;

            (g) take any other action to seek to affect the control of the management or Board of the Company or any of its Affiliates, including publicly suggesting or announcing its willingness to engage in or have another Person engage in a transaction that could reasonably be expected to result in a business combination or to increase the ownership percentage of Stockholder; provided that nothing in this Section 4.2(g) shall restrict the manner in which the Designee may (i) vote on any matter submitted to the Board or (ii) participate in deliberations or discussions of the Board (so long as such actions do not otherwise violate any other provision of Section
4.1 or Section 4.2) in his or her capacity as a Director so long as such action is required by the Designee's fiduciary duty to the Company or its shareholders or by securities or similar laws, in each case as advised by outside counsel to the Designee (to the extent practicable under the then-existing circumstances);

            (h) enter into any discussions, negotiations, arrangements or understandings with any Person with respect to any of the foregoing, or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing;

            (i) disclose to any Person (other than an Affiliate), or otherwise induce, encourage, discuss or facilitate, any intention, plan or arrangement inconsistent with the foregoing or with the restrictions on transfer set forth in Article III or form any such intention which would result in the Company or any of its Affiliates or Stockholder or any of its Affiliates being required to make any such disclosure in any filing with a Governmental Authority or being required to make a public announcement with respect thereto; or

            (j) request the Company or any of its Affiliates, directors, officers, employees, representatives, advisors or agents, directly or indirectly, to amend or waive this Agreement (including this Section 4.2) or the articles of amalgamation or bylaws (or similar constituent documents) of the Company or any of its Affiliates;

provided, however, that notwithstanding the foregoing restrictions, Stockholder shall be entitled to make any disclosure required by securities or similar disclosure laws, as advised in writing by outside counsel reasonably satisfactory to the Company.

            4.3 RESTRICTIONS FOLLOWING ANY SPIN-OFF. In the event that, on or at any time following the Closing, the Company effects any spin-off of one or more of its Subsidiaries to holders of Voting Shares, there shall be deemed to exist between Stockholder and such spun off Subsidiary (the "SPINOFF COMPANY") a binding agreement (the "SPINOFF STOCKHOLDERS AGREEMENT") substantially identical to this Agreement; provided that, for purposes of the Spinoff Stockholders Agreement, (i) references to the Company shall mean the Spinoff Company; (ii) references to Voting Shares and Voting Share Equivalents shall refer to the equivalent securities of the Spinoff Company; and (iii) references to "the date hereof" and "the date of this Agreement" shall mean the date of the spin-off of the Spinoff Company. Prior to any such spin-off, Stockholder shall, and the Company shall cause such Spinoff Company to, enter into an agreement memorializing such Spinoff Stockholders Agreement; and, provided, further, that in the event that the spirits and wine business of the Company becomes a separate publicly traded company, the applicable Spinoff Stockholders Agreement shall not subject Stockholder to the transfer restrictions set forth in Article III hereof with respect to such Spinoff Company (except for the provisions of such Article III that restrict Transfers pursuant to a tender offer or exchange offer only to Permitted Tender Offers, and the related right of first offer provisions).

                                    ARTICLE V

                            INCIDENTAL REGISTRATIONS

            5.1 RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company at any time after the second anniversary of the Closing proposes (i) to register Common Shares under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), for sale for its own account, pursuant to a registration statement on which it is permissible to register Registrable Securities for sale to the public under the Securities Act, or (ii) to sell Common Shares pursuant to a prospectus in any Canadian province it will each such time give prompt written notice to Stockholder of its intention to do so. Upon the written request of any Holder made within 15 days after the receipt of any such notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder), the Company will use its reasonable best efforts, as applicable, (i) to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof (with the securities that the Company at the time proposes to register) or (ii) to qualify for sale as a secondary offering pursuant to a prospectus under the securities legislation of applicable Canadian provinces all Registrable Securities which the Company has been so requested to qualify for sale by the Holders thereof (with the securities that the Company at the time proposes to sell by way of prospectus), to permit the sale or other disposition by such Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered or qualified for sale; provided, that (a) the Company shall not be obligated to include any Common Shares of any Holder in any registration statement or prospectus pursuant to this Section 5.1 within a period of 365 days after the effective date of any other registration statement or prospectus which included Common Shares of any Holder under this Section 5.1,
(b) if, at any time after giving written notice of its intention to register or sell any Common Shares and prior to the effective date of the registration statement or prospectus filed in connection with such registration or sale by way of prospectus, the Company shall determine for any reason not to proceed with the proposed registration or sale by way of prospectus of the Common Shares to be sold by it, the Company may, at its election, give written notice of such determination to Stockholder and, thereupon, shall be relieved of its obligation to register or qualify for sale pursuant to a prospectus any Registrable Securities in connection with such registration or sale (but not from its obligation to pay the Registration Expenses in connection therewith), and (c) if such registration or sale by way of prospectus involves an Underwritten Offering, all Holders of Registrable Securities requesting to be included in the registration or sale by way of prospectus must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration or sale by way of prospectus requested pursuant to this Section 5.1 involves an Underwritten Offering, any Holder of Registrable Securities requesting to be included in such registration or sale by way of prospectus may elect, in writing prior to the effective date of the registration statement or prospectus filed in connection with such registration or sale by way of prospectus, not to register such Registrable Securities in connection with such registration or sell such

Registrable Securities pursuant to such sale by way of prospectus; provided, however, that such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration or sale by way of prospectus as to which such withdrawal was made.

            5.2 COMPANY'S ABILITY TO POSTPONE. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding a total of 120 days in any 360 day period) the filing of any registration statement or prospectus or suspend the effectiveness of any registration statement or prospectus otherwise effecting any registration or permitting any sale by way of prospectus under this Article V, if, upon a Determination of the Directors, the Company concludes that, a registration or sale by way of prospectus of Registrable Securities pursuant to this Article V would materially adversely affect any financing, offering, acquisition or disposition, corporate reorganization or other material transaction involving the Company or any of its Affiliates, or would require premature disclosure thereof. The Company shall promptly give Stockholder notice of such conclusion. If the Company shall so postpone the filing of a registration statement or prospectus, the Holders of Registrable Securities requesting registration or sale by way of prospectus thereof pursuant to Section
5.1 shall have the right to withdraw the request for registration or sale by way of prospectus by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration or sale by way of prospectus to which Holders of Registrable Securities are entitled pursuant to Section 5.1 hereof.

            5.3 EXPENSES. The Company will pay all Registration Expenses in connection with each registration or sale by way of prospectus of Registrable Securities requested pursuant to this Article V.

            5.4 PRIORITY IN INCIDENTAL REGISTRATIONS. If a registration or sale by way of prospectus pursuant to this Article V involves an Underwritten Offering and the managing underwriter advises the Company that, in its opinion, the number of Registrable Securities requested to be included in such registration or sale by way of prospectus exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the successful marketing of such offering (including the price at which such securities can be sold pursuant thereto), then the Company will include in such registration or sale by way of prospectus (a) first, 100% of the securities the Company proposes to sell, (b) second, up to 100% of the securities requested to be registered or sold by any shareholder of the Company pursuant to demand registration rights in any agreement between the Company and such Person, and (c) third, to the extent of the number of Registrable Securities (and securities held by other Persons with similar incidental registration rights) requested to be included in such registration or sale by way of prospectus which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Registrable Securities (and such securities) which the Holders (and such other Persons) have requested to be included in such registration or sale by way of prospectus, such amount to be allocated pro rata among all requesting Holders (and such other Persons) on the basis of the relative number of shares of Registrable Securities then held by each such Holder (or Voting Shares then held by such other Person) (provided, that any shares thereby allocated to any such

Holder (or such other Person) that exceed such Holder's (or such other Person's) request will be reallocated among the remaining requesting Holders (and such other Persons) in like manner).


                                   ARTICLE VI

                             REGISTRATION ON REQUEST

            6.1 REQUEST BY HOLDERS. At any time, and from time to time, after the second anniversary of the Closing, upon the written request of Stockholder requesting that the Company effect the registration under the Securities Act or the qualification for sale by way of prospectus in one or more Canadian provinces of all or part of the Registrable Securities and specifying the intended method of disposition thereof, the Company shall, as promptly as practicable, use its reasonable best efforts, as applicable, (i) to effect the registration under the Securities Act (including by means of a shelf registration (which the Company shall not be required to keep effective for more than 60 days) pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to effect a shelf registration for such disposition) of the Registrable Securities which the Company has been so requested to register so as to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered, or (ii) to qualify for sale as a secondary offering pursuant to a prospectus under the securities legislation of applicable Canadian provinces all Registrable Securities which the Company has been so requested to qualify in order to permit the disposition of the Registrable Securities so to be qualified for sale by way of prospectus; provided, that the Company shall not be obligated to file a registration statement or prospectus relating to any request for registration or sale by way of prospectus under this Section 6.1 within a period of 365 days after the effective date of any other registration statement or prospectus which included Common Shares of any Holder under this Section 6.1; provided, further, that the Company shall not be required to effect more than four (4) requested registrations or sales by way of prospectus pursuant to this
Article VI (except that a demand in response to a sale pursuant to Section 3.5 shall not be included in such total). If requested by the Holder or a Permitted Transferee after consultation with the Company, any such registration may be effected in respect of a transaction relating to a debt security of the Holder or a Permitted Transferee, which is exchangeable for Common Shares, and constitutes an offering outside the United States which is exempt from the registration requirements of the Securities Act pursuant to Regulation S and a placement in the United States exempt from registration pursuant to Rule 144A under the Securities Act and in which the Company undertakes to effect a registration of the Shares as soon as possible after completion of such transaction in order to permit such shares to be freely tradeable in the United States of America.

            6.2 EXPENSES. The Company will pay all Registration Expenses in connection with the registrations or sales by way of prospectus of Registrable Securities pursuant to this Article VI.

            6.3 EFFECTIVE REGISTRATION STATEMENT. A registration or sale by way of prospectus requested pursuant to this Article VI will not be deemed to have been effected unless it has become effective; provided, that if, within 60 days after it has become effective, the offering of Registrable Securities pursuant to such registration or prospectus is interfered with by any stop order, injunction or other order or requirement of the SEC, any provincial securities commission or other governmental agency or court, such registration or sale by way of prospectus will be deemed not to have been effected.

            6.4 SELECTION OF UNDERWRITERS. If a requested registration or sale by way of prospectus pursuant to this Article VI involves an Underwritten Offering, Stockholder shall have the right to select the investment banker or bankers and managers to administer the offering and the method of distribution for the offering, subject to the consent of the Company, which shall not be unreasonably withheld.

            6.5 PRIORITY IN REQUESTED REGISTRATIONS. If a requested registration or sale by way of prospectus pursuant to this Article VI involves an Underwritten Offering and the managing underwriter advises the Company that, in its opinion, the number of securities requested to be included in such registration or sale by way of prospectus (including securities of the Company or other Persons which are not Registrable Securities) exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the successful marketing of such offering (including the price at which such securities can be sold pursuant thereto), the Company will include in such registration or sale by way of prospectus only the Registrable Securities requested to be included in such registration or sale by way of prospectus. In the event that the number of Registrable Securities requested to be included in such registration or sale by way of prospectus exceeds the number which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of such Registrable Securities to be included in such registration or sale by way of prospectus shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder and requested to be included (provided, that any shares thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner). In the event that the number of Registrable Securities requested to be included in such registration or sale by way of prospectus is less than the number which, in the opinion of the managing underwriter, can be sold without having the adverse effect referred to above, the Company may include in such registration or sale by way of prospectus the securities the Company (or any other stockholder) proposes to sell up to the number of securities that, in the opinion of the underwriter, can be sold without having the adverse effect referred to above.

            6.6 COMPANY'S ABILITY TO POSTPONE. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding a total of 120 days in any 360 day period) the filing of any registration statement or prospectus or suspend the effectiveness of any registration statement or prospectus otherwise effecting any registration or qualifying Registrable Securities for sale by way of prospectus under this Article VI, if, upon a Determination of the Directors the Company concludes that, a registration or sale by way of prospectus of Registrable Securities pursuant to this Article VI would materially adversely affect any financing, offering, acquisition or disposition, corporate reorganization or other material transaction involving the Company or any of its Affiliates, or would require premature disclosure thereof; provided, however, that in any event the Company shall not be required to effect any registration or sale by way of prospectus prior to the termination, waiver or reduction of any reasonable "blackout period" required by the underwriters to be applicable to the Holders or the Company, if any, in connection with any offering. The Company shall promptly give Stockholder notice of such conclusion. If the Company shall so postpone the filing of a registration statement or prospectus or suspend the effectiveness or use of any registration statement or prospectus, the Holders of Registrable Securities requesting registration or sale by way of prospectus thereof pursuant to Section 6.1 shall have the right to withdraw the request for registration or sale by way of prospectus by giving written notice to the Company within 30 days after receipt of the notice of postponement or suspension and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration or sale by way of prospectus to which Holders of Registrable Securities are entitled pursuant to
Section 6.1 hereof.

            6.7 HOLDBACK AGREEMENTS. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to effect any requested registration or sale by way of prospectus under Section 6.1 within a period of 7 days prior to or 90 days after the effective date of any other registration statement or prospectus relating to an Underwritten Offering or any other offering of Common Shares (a "RECENT OFFERING"), if, in the opinion of the underwriters of such Recent Offering (or the good faith judgment of the Board, in the case of a Recent Offering that is not an Underwritten Offering), such requested registration or sale by way of prospectus could have an adverse effect on such Recent Offering or the market for the Common Shares. In addition, the Company shall be entitled to postpone for a reasonable period of time, but not in excess of 90 days, the filing of any registration statement or prospectus otherwise required to be prepared and filed by the Company under Section 6.1 if the Company, at such time, is conducting an Underwritten Offering, has commenced registration procedures, or intends in good faith to effect an Underwritten Offering, and is advised in writing by its managing underwriter or underwriters that such Underwritten Offering would in its or their opinion be adversely affected by the registration or sale by way of prospectus so requested.

                                   ARTICLE VII

                             REGISTRATION PROCEDURES

            7.1 REGISTRATION PROCEDURES. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as promptly as practicable:

            (a) prepare and, in any event within 60 days after the end of the period within which a request for registration may be given to the Company, file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 60 days (or such shorter period during which the distribution of securities thereunder continues) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (so long as such intended methods of disposition are commercially reasonable); provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to one counsel selected by Stockholder to represent all Holders of Registrable Securities covered by such registration statement, copies of all documents proposed to be filed, which documents will be subject to the reasonable review of such counsel;

            (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

            (d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7.1(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

            (e) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

            (f) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 7.1(b), of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller and subject to Section 7.1(b), prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

            (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

            (h) use its reasonable efforts to list such Registrable Securities on any securities exchange on which the Common Shares are then listed;

            (i) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

            (j) use its reasonable efforts to obtain a "cold comfort" letter or letter from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as Stockholder shall reasonably request (provided, that Registrable Securities constitute at least 25% of the securities covered by such registration statement);

            (k) make reasonably available for inspection by representatives of the sellers of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such sellers or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement (subject to each party referred to in this Section 7.1(k) entering into customary confidentiality agreements in a form reasonably acceptable to the Company and provided that the Company shall not be required to disclose any information which it is prohibited by law or any agreement from disclosing, or which could in its judgment result in a waiver or loss of any attorney-client privilege to which it may be entitled); and

            (l) use its reasonable efforts (taking into account the interests of the Company) to make available members of the Company's management to participate in customary "road show" presentations that may be reasonably requested by the Holders and the managing underwriter in any Underwritten Offering; provided, that the participation of such individuals shall not interfere in any material respect with the conduct of their duties to the Company.

            7.2 INFORMATION. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

            7.3 DISCONTINUANCE OF DISPOSITION. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.1(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 7.1(f), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in
Section 7.1(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.1(f) and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 7.1(f).

            7.4 SALE BY WAY OF PROSPECTUS. The provisions of this Article VII shall apply, mutatis mutandis, to a sale by way of prospectus of Registrable Securities in any Canadian province if and whenever the Company is requested to use its reasonable best efforts as provided in this Agreement to qualify Registrable Securities for sale by way of prospectus; provided, that the Company shall only be required to file such prospectus with the securities commission or similar regulatory authority of the province or provinces in which the Registrable Securities need to be qualified for sale.

                                  ARTICLE VIII

                                 INDEMNIFICATION

            8.1 INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act pursuant to Articles V or VI, the Company will, and it hereby does, indemnify and hold harmless, the seller of any Registrable Securities covered by such registration statement and each person who participates as an underwriter in any offering or sale of the Registrable Securities, their directors and officers or general and limited partners (and the directors and officers and general and limited partners thereof), and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act (collectively, the "INDEMNIFIED PARTIES"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such seller, any such director or officer or general or limited partner or controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities

Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus or a preliminary prospectus, in light of the circumstances under which they are made), and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified parties for use in the preparation thereof; and provided, further, that the Company will not be liable to any Indemnified Party (including any person controlling such Indemnified Party), who is obligated to deliver a prospectus in transactions in a security as to which a registration statement has been filed pursuant to the Securities Act, under the indemnity agreement in this Section 8.1, with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such Indemnified Party arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in any preliminary prospectus and such Registrable Securities were sold to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (excluding any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (excluding any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such Indemnified Party and such prospectus corrects such untrue statement or omission or alleged untrue statement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

            8.2 INDEMNIFICATION BY THE SELLERS. In the event of any registration of any securities of the Company under the Securities Act pursuant to Article V or VI, each prospective seller of Registrable Securities shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8.1) the Company, all other prospective sellers, and any of their respective directors, officers or general or limited partners, and other Persons, if any, who control the Company or such sellers, as the case may be, within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller.

            8.3 NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article VIII, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 8.1 or 8.2, as the case may be, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which event such indemnified party and any other indemnified party to which such conflict of interest applies shall be reimbursed for the reasonable expenses incurred in connection with retaining one separate legal counsel for all such indemnified parties in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). No indemnifying party will, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement in respect of any such indemnifiable claim, unless any such judgment or settlement includes as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party will, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement in respect of any such indemnifiable claim which the indemnifying party is defending in good faith.

            8.4 CONTRIBUTION. (a) If for any reason the indemnity provided for in Section this Article VIII is unavailable or is insufficient to hold harmless an indemnified party under this Article VIII, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and of the indemnified party in connection with the actions, statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            8.5 OTHER INDEMNIFICATION. Indemnification similar to that specified in Sections 8.1 and 8.2 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal, state or provincial law or regulation or governmental authority other than the Securities Act.

            8.6 NON-EXCLUSIVITY. The obligations of the parties under this
Article VIII shall be in addition to any liability which any party may otherwise have to any other party.


                                   ARTICLE IX

                              TERM AND TERMINATION

            9.1 TERM. (a) This Agreement shall become effective upon consummation of the Offer and prior thereto shall be of no force or effect. If the Offer Agreement shall be terminated in accordance with its terms, this Agreement shall automatically be deemed to have been terminated and shall thereafter be of no force or effect.

            (b) Subject to earlier termination pursuant to paragraph (c) below or Section 4.1(b), the rights and obligations of Stockholder and its Permitted Transferees hereunder shall terminate upon the Applicable Percentage equalling less than 5%; provided that Sections 2.3, 2.4 and 2.5 and Articles III and IV of this Agreement shall automatically become effective and reinstated if, within 12 months following the date that the Applicable Percentage is less than 5%, the Applicable Percentage shall equal or exceed 5% as a result of the acquisition of Voting Shares by Stockholder or any Subsidiary.

            (c) In addition, the rights and obligations of Stockholder and its Permitted Transferees under Section 2.3(b) and Article III of this Agreement shall terminate immediately at the time (x) any Person or Group (excluding any Person or Group that beneficially owns more than 20% of the Voting Shares as of the date hereof) becomes the beneficial owner of more than 25% of the Voting Shares (excluding any Voting Shares acquired from Stockholder or a Permitted Transferee) if such Person or Group beneficially owns more Voting Shares than any other Person or Group or (y)(i) no Person or Group beneficially owns more than 20% of the Voting Shares and (ii) none of Edgar M. Bronfman, Charles R. Bronfman or Edgar Bronfman, Jr. shall serve as Chairman of the Board of the Company, Co-Chairman of the Board of the Company or Chief Executive Officer of the Company.


                                    ARTICLE X

                               GENERAL PROVISIONS

            10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (i)   if to Company, to

                        The Seagram Company Ltd.
                        c/o Joseph E. Seagram & Sons, Inc.
                        375 Park Avenue
                        New York, New York 10152
                        Fax: (212) 572-1398
                        Attention:  Daniel R. Paladino

                        with a copy to

                        Simpson Thacher & Bartlett
                        425 Lexington Avenue
                        New York, New York  10017
                        Fax: (212) 455-2502
                        Attention:  John G. Finley

                  (ii)  if to Stockholder, to

                        Koninklijke Philips Electronics N.V.
                        Building HRT, 24th Floor
                        Amstelplain 1
                        1096 H.A. Amsterdam
                        The Netherlands
                        Fax:  011-31-20-597-7150
                        Attention:  General Secretary

                        with a copy to

                        Sullivan & Cromwell
                        125 Broad Street
                        New York, New York 10004
                        Fax: (212) 558-3588
                        Attention:  W. Loeber Landau

            10.2 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

            10.4 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the Offer Agreement, the Tender Agreement, the Voting Agreement and the Confidentiality Agreement (except as provided in the next sentence) (in the case of each of the three immediately preceding agreements, as defined in the Offer Agreement), each of which shall survive the execution and delivery of this Agreement. The second paragraph (other than the last two sentences thereof) of the letter dated May 5, 1998 constituting part of the Confidentiality Agreement shall terminate upon execution and delivery of the Offer Agreement and the seventh paragraph of such letter shall terminate upon the effectiveness of this Agreement.

            (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            10.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

            10.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            10.7 ASSIGNMENT. Except as provided in Section 3.3(d), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns. If the Company assigns its rights to purchase under
Section 3.3(d), the Company shall guarantee the purchase obligations of its assignee.

            10.8 SUBMISSION TO JURISDICTION; WAIVERS. Each of the Company and Stockholder irrevocably consents to the jurisdiction and venue in the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no federal subject matter jurisdiction exists, in which event, each of the Company and Stockholder irrevocably consents to jurisdiction and venue in the Supreme Court of the State of New York, New York County, and in the courts hearing appeals therefrom, for the resolution of any dispute, action, suit or proceeding arising out of or relating to this Agreement. Each of the Company and Stockholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 10.8, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. The Stockholder hereby irrevocably designates Philips Electronics North America, with an office on the date hereof at 1251 Avenue of the Americas, New York, New York 10020-1104, and the Company hereby irrevocably designates Joseph E. Seagram & Sons, Inc., with an office on the date hereof at 375 Park Avenue, New York, New York 10152 (each a "PROCESS AGENT"), as the designees, appointees and agents of Stockholder and the Company to receive, for and on such parties' behalves, service of process in such jurisdiction in any legal action or proceeding with respect to this Agreement and such service shall be deemed complete upon delivery thereof to the Process Agent; provided, that in the case of any such service upon a Process Agent, the party effecting such service shall also deliver a copy thereof to the party who designated such Process Agent in the manner provided in Section 10.1. Each party shall take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that it will at all times have an agent for service of process for the above purposes in New York, New York. Each of the Company and Stockholder further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgement of receipt of such registered mail. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction in which the other party may be subject to suit. Each of the Company and Stockholder expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America; provided, that each such party's consent to jurisdiction and service contained in this Section 10.8 is solely for the purpose referred to in this Section 10.8 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose.

            In the event of the transfer of all or substantially all of the assets and business of a Process Agent to any other corporation by consolidation, merger, sale of assets or otherwise, such other corporation shall be substituted hereunder for such Process Agent with the same effect as if originally named herein in place of Joseph E. Seagram & Sons, Inc. or Philips Electronics North America, as the case may be.

            10.9 ENFORCEMENT. (a) Each of the Company and Stockholder acknowledges that the other party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms, and it is therefore agreed that each of the Company and Stockholder, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, subject to Section 10.8, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each of the Company and Stockholder hereby waives any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. Notwithstanding anything to the contrary contained herein, any action that the Supervisory Board or the Board of Management of Stockholder is required to take or is prohibited from taking pursuant to an order of a court shall not give rise to a breach of this Agreement; provided, that (i) Stockholder is not prior to such order in breach of this Agreement with respect to such action and (ii) Stockholder has used reasonable best efforts in good faith (including, the taking of any appropriate appeals) to resist the imposition of such order.

            (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            10.10 LEGENDS. (a) Upon original issuance thereof, and until such time as the same is no longer required hereunder or under the applicable requirements of the Securities Act or applicable state securities or "blue sky" laws, any certificate issued representing any Voting Shares held by Stockholder or any Permitted Transferee (including all certificates issued in exchange thereof or in substitution therefor) shall bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
      TO VOTING AGREEMENTS AND RESTRICTIONS ON TRANSFER SET FORTH IN A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF
      JUNE 21, 1998 BETWEEN KONINKLIJKE PHILIPS ELECTRONICS N.V. AND THE SEAGRAM COMPANY LTD. (THE "COMPANY"), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF
      THE COMPANY."

            (b) The certificates representing the Voting Shares held by Stockholder or any Permitted Transferee (including any certificate issued in exchange thereof or in substitution therefor) shall also bear any legend required under any applicable state securities or "blue sky" laws.

            (c) The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Voting Shares in order to implement the restrictions on Transfer set forth in Article III.

            (d) In connection with any Transfer of Voting Shares, the transferor shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with applicable securities and other laws.

            (e) The Company shall not incur any liability for any delay in recognizing any Transfer of Voting Shares if the Company in good faith reasonably believes that such Transfer may have been or would be in violation in any material respect of the provisions of the Securities Act, applicable state securities or "blue sky" laws, or this Agreement.

            (f) After such time as the legend described in this Section 10.10 is no longer required on any certificate or certificates representing the Voting Shares, upon the request of

Stockholder, the Company will cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear such legend.

            10.11 OTHER AGREEMENTS. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of the Company and Stockholder under any other agreement between the parties shall not be affected by any provision of this Agreement.

         IN WITNESS WHEREOF, the Company and Stockholder have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of June 21, 1998.

                              THE SEAGRAM COMPANY LTD.

                              By: /s/ Robert Matschullat
                                  --------------------------------------------
                                  Name:  Robert Matschullat
                                  Title:  Vice Chairman and Chief Financial
                                            Officer



                              KONINKLIJKE PHILIPS ELECTRONICS N.V.


                              By: /s/ Cor Boonstra
                                  --------------------------------------------
                                  Name:  Cor Boonstra
                                  Title:  Chairman of the Board of
                                          Management and Chief Executive
                                          Officer

                              By: /s/ Jan Hommen
                                  --------------------------------------------
                                  Name:  Jan Hommen
                                  Title:  Chief Financial Officer